Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: April 11, 2019

Fixed Conversion Price (subject to adjustment herein): $0.85

Original Principal Amount: $2,750,000.00

10% SENIOR SECURED

CONVERTIBLE PROMISSORY NOTE

DUE APRIL 11, 2020

THIS 10% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE is a duly authorized and validly issued debt obligation of Avalanche International, Corp., a Nevada corporation (the “Company” or the “Borrower”), having its principal place of business at 5940 S. Rainbow Blvd, Las Vegas, NV 89118, designated as its 10% Senior Secured Convertible Promissory Note due April 11, 2020 (the “Note”).

FOR VALUE RECEIVED, the Company promises to pay to                                  or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $2,750,000.00, Late Fees (as defined below), and any other sums due hereunder on April 11, 2020 (the “Maturity Date”), or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1.        Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Share Price” shall have the meaning set forth in Section 5(c).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which the New York Federal Reserve Bank is closed.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (other than by means of conversion of the Note), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty-one percent (51%) of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty-one percent (51%) of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

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“Common Stock” means the common stock, par value $0.001 per share, of the Company

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Default Redemption Amount” means the product of (i) 125% multiplied by (ii) the sum of (x) the aggregate principal amount outstanding of this Note through and including the Default Redemption Payment Date; (y) all accrued but unpaid principal due on this Note, including, but not limited to, as provided in the last sentence of Section 7(b) hereof, and (z) all other amounts owed under this Note including, but not limited to, Late Fees and liquidated damages, all through and including the date all amounts herein are paid in cash to the Holder.

“Dilutive Issuance” shall have the meaning set forth in Section 5(c).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(c).

“DTC” means the Depository Trust Company.

“DTC Chill” shall have the meaning set forth in Section 7(a)(vii).

“DWAC” means Deposit Withdrawal at Custodian as defined by the DTC.

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“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question (or, in the case of an Optional Redemption or Mandatory Redemption (each as defined below), the shares issuable upon conversion in full of the Optional Redemption Amount or Mandatory Redemption, as applicable) to the Holder would not violate the limitations set forth in Section 4 herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information, (j) for each Trading Day in a period of 15 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the Common Stock on the principal Trading Market exceeds (i) $100,000 per Trading Day, and (k) for each Trading Day in a period of 15 consecutive Trading Days prior to the applicable date in question, the price per share of the Common Stock on the principal Trading Market closes at or higher than $1.00.

“Event of Default” shall have the meaning set forth in Section 7(a).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, advisors or independent contractors of the Company issued pursuant to a Company’s equity incentive plan and reserved for such purpose or, provided it is scheduled to the Purchase Agreement, otherwise as compensation for services provided to the Company, (b) shares of Common Stock issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Board of Directors; (c) shares of Common Stock issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board of Directors; (d) securities issued to Ault & Company, Inc.; or (e) shares of Common Stock with respect to which the holders of a majority of the outstanding Notes issued in connection with all of the Transaction Documents have waived their anti-dilution rights.

“Fixed Conversion Price” shall have the meaning set forth in Section 4(b).

“Late Fees” shall have the meaning set forth in Section 2(b).

“Mandatory Default Amount” means the payment of 135% of the outstanding principal amount of this Note, accrued and unpaid interest hereon and the Make-Whole Amount, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of this Note.

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“Mandatory Redemption” shall have the meaning set forth in Section 6(c).

“Mandatory Redemption Amount” means, with respect to such principal amount that is subject to a Mandatory Redemption in cash pursuant to Section 6(c) herein, the sum of (i) 115% of the then outstanding principal amount of this Note which the Company elects to redeem pursuant to an Optional Redemption plus (ii) all accrued but unpaid interest, the Make-Whole Amount and all liquidated damages and other amounts due in respect of this Note.

“Mandatory Redemption Date” shall have the meaning set forth in Section 6(c).

“Mandatory Redemption Exercise Notice” shall have the meaning set forth in Section 6(c).

“Mandatory Redemption Notice” shall have the meaning set forth in Section 6(c).

“Mandatory Redemption Notice Date” shall have the meaning set forth in Section 6(c).

“Mandatory Redemption Proceeds” shall have the meaning set forth in Section 6(c). “New York Courts” shall have the meaning set forth in Section 8(d).

“Note Register” shall have the meaning set forth in Section 2(c).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” means, if such Optional Redemption occurs in cash, the sum of (i) 105% of the then outstanding principal amount of this Note which the Company elects to redeem pursuant to an Optional Redemption plus (ii) all accrued but unpaid interest, the Make-Whole Amount, and all liquidated damages and other amounts then due in respect of this Note.

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Period” shall have the meaning set forth in Section 6(a).

“Permitted Indebtedness” means the indebtedness evidenced by the Note.

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“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien and (c) Liens incurred in connection with Permitted Indebtedness.

“Pre-Notice” shall have the meaning set forth in Section 6(c).

“Purchase Agreement” means the Purchase Agreement, dated as of April 11, 2019, by and between the Company and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Purchase Rights” shall have the meaning set forth in Section 5(d).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Subsequent Financing” means any issuance by the Company or any of its Subsidiaries (as defined in the Purchase Agreement) of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) for cash consideration, Indebtedness (as defined in the Purchase Agreement) or a combination of units thereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, any market or quotation service of the OTC Markets Group or the OTC Bulletin Board (or any successors to any of the foregoing).

“Variable Rate Transaction” means a transaction in which the Company issues or sells Common Stock or Common Stock Equivalents either (i) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than pursuant to terms and conditions applicable to such Common Stock Equivalents in effect as of the date hereof and disclosed in filings of the Company with the Commission prior to the date hereof).

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.       Interest and Amortization.

a)       Payment of Interest in Cash or Kind. Subject to Section 2(b) and Section 7, the Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of ten percent (10%) per annum, payable monthly, which twelve (12) months’ interest amount shall be guaranteed and the remaining unpaid portion thereof shall be accelerated and payable in connection with any conversion of this Note (the “Make-Whole Amount”). All interest payments hereunder shall be payable, in the Company’s discretion, in cash, or subject to satisfaction of the Equity Conditions, in Common Stock at the Fixed Conversion Price. Any interest payment paid in cash shall equal to the sum of the then outstanding principal amount of this Note and any interest and Make-Whole Amount due multiplied by one hundred and five percent (105%). Accrued and unpaid interest and the Make-Whole Amount shall be due and payable on each Conversion Date, each Amortization Payment Date (as defined herein), on the Maturity Date, or as otherwise set forth herein.

b)       Late Fee. Upon the occurrence and during the continuance of an Event of Default, the Company shall pay a late fee in cash (at a five percent (5%) premium) or in shares of Common Stock at the Fixed Conversion Price (subject to the satisfaction of the Equity Conditions) to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date of the occurrence and during the continuance of such Event of Default hereunder through and including the date of actual payment in full. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

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c)       Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, the Make-Whole Amount, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

d)       Amortization. Commencing on the first Trading Day of the fifth month following the Closing Date and continuing each month thereafter for a period of eight months (each, an “Amortization Payment Date”), the Company shall redeem one-eighth (1/8th) of each of the original principal amount of this Note, accrued but unpaid interest and the Make-Whole Amount in accordance with the Amortization Payment Schedule set forth on Schedule 2(d) attached hereto (each, an “Amortization Payment”). Each Amortization Payment shall, at the option of the Company, be made in whole or in part, in cash equal to the sum of the Amortization Payment provided for in Schedule 2(d) attached hereto, or, subject to the Company complying with the Equity Conditions, in Common Stock at a 20% discount to the lowest VWAP during the fifteen (15) Trading Days prior to the Amortization Payment Date (the “Amortization Conversion Rate”); provided, however, that in no event may the Company make an Amortization Payment in Common Stock if the closing price of the Common Stock on the Trading Day before the Amortization Payment Date is lower than $0.30 or if the price of the Company’s Common Stock is trading below $0.30 on the Amortization Payment Date. Any Amortization Payment paid by the Company in cash shall be subject to a five percent (5%) premium on such payment.

Notwithstanding anything to the contrary contained in this Section 2(d), the Holder, at its option, shall be entitled to accelerate one Amortization Payment each month and demand such payments in Common Stock pursuant to the then-current Amortization Conversion Rate. In the event that the Holder elects to accelerate an Amortization Payment, such accelerated Amortization Payment shall be effected from the last Amortization Payment then due at the time of such acceleration.

Section 3.         Registration of Transfers and Exchanges.

a)       Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b)       Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

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c)       Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.          Conversion.

(a)       Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon and the Make-Whole Amount, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b)       Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.85 (the “Fixed Conversion Price” or the “Conversion Price”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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(c)       Mechanics of Conversion.

i.               Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

ii.                Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the six (6)-month anniversary of the Original Issue Date shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note and (B) a bank check in the amount of the Late Fee. Except in the case of any certificate or certificates bearing a restrictive legend, all certificate or certificates required to be delivered by the Company under this Section 4(c) shall be delivered electronically through the DTC or another established clearing corporation performing similar functions. If the Conversion Date is prior to the six (6)-month anniversary of the Original Issue Date, then the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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iii.               Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv.               Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Notwithstanding the foregoing, the maximum amount of liquidated damages that must be paid by the Company pursuant to this Section 4(c)(iv) shall be an amount equal to ten percent (10%) of the  aggregate principal amount being converted.  Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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v.               Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

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vi.               Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to 200% of the Required Minimum (to be adjusted monthly) for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Note), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii.                Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.               Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

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(d)   Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

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Section 5.          Certain Adjustments.

(a)       Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)       Lower Priced Transaction. So long as this Note remains outstanding or the Holder holds any Conversion Shares, and excluding any Exempt Issuances, the Company shall not enter into any financing transaction pursuant to which the Company sells its securities at a price lower than the Fixed Conversion Price (subject to adjustment in accordance with Section 4(b) and Section 5(a) above) without the written consent of the Holder.

(c)       Most Favored Nation Status. So long as this Note remains outstanding or the Holder holds any Conversion Shares, in the event that the Company issues or sells any notes, if the Holder then reasonably believes that the terms and conditions appurtenant to such issuance or sale provide anti-dilution or other full-ratchet protective provisions to such investors that were not granted to the Holder hereunder, upon notice to the Company by Holder within five (5) Trading Days after the Company’s disclosure of such issuance or sale, the Company shall amend the terms of the Note, so as to give Holder the benefit of such anti-dilution or other full-ratchet protective provisions. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 5(c) with respect to an Exempt Issuance.

(d)       Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time while the Note is outstanding the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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(e)       Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(f)       Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(g)       Notice to the Holder.

i.       Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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ii.       Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6.         Optional Redemption; Mandatory Redemption.

a)       Optional Redemption at Election of Company. Subject to the provisions of this Section 6(a), at any time after the Original Issue Date, the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding principal amount of this Note for cash for an amount equal to the Optional Redemption Amount on the tenth (10th) Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such ten (10)-Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.

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b)       Optional Redemption Procedure. The payment of cash pursuant to an Optional Redemption shall be payable on the Optional Redemption Date. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption. Notwithstanding anything to the contrary in this Section 6, the Company’s determination to redeem in cash shall be applied ratably among the Holders of Notes. The Holder may elect to convert the outstanding principal amount of this Note pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company.

c)       Mandatory Redemption at Election of Holder. Subject to the provisions of this Section 6, if, at any time while this Note is outstanding, the Company shall effect a Subsequent Financing, the Holder shall have the right to require the Company to first use 50% of the net proceeds of such Subsequent Financing (such dollar amount, the “Mandatory Redemption Proceeds”) to redeem all or a portion of this Note for an amount in cash equal to the Mandatory Redemption Amount (a “Mandatory Redemption”). The Company shall deliver notice to the Holder of the Subsequent Financing at least five (5) Trading Days prior to the closing of the Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Mandatory Redemption Notice” and the date such Mandatory Redemption Notice is deemed delivered hereunder, the “Mandatory Redemption Notice Date”). If the Holder exercises its right herein to require a Mandatory Redemption by delivering written notice to the Company within five (5) Trading Days of the Mandatory Redemption Notice Date (“Mandatory Redemption Exercise Notice”), the Company shall effect the Mandatory Redemption and pay the Mandatory Redemption Amount to the Holder on or prior to the second (2nd) Trading Day following the consummation of the Subsequent Financing (“Mandatory Redemption Date”). The Company’s payment of the Mandatory Redemption Proceeds shall be applied ratably to all of the holders of the then outstanding Notes which exercise the right to require a Mandatory Redemption on the basis of their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement. Notwithstanding the foregoing, this Section 6 shall not apply with respect to an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

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d)       Mandatory Redemption Procedure. The payment of cash pursuant to a Mandatory Redemption shall be payable in full on the Mandatory Redemption Date. If any portion of the payment pursuant to a Mandatory Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything to the contrary in this Section 6, in addition to, and without limiting any other rights hereunder and under the other Transaction Documents, the Holder may elect, by written notice to the Company at any time following the Mandatory Redemption Notice Date through the date of actual payment in full in cash of the Mandatory Redemption Amount, to rescind such Mandatory Redemption. Notwithstanding anything to the contrary in this Section 6, the Mandatory Redemption Proceeds shall be applied ratably among the Holders of Notes. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the date of delivery of the Mandatory Redemption Exercise Notice through the date all amounts owing thereon are due and paid in full, provided that any such Notice of Conversion shall first apply to any portion of the Note that is not subject to the Mandatory Redemption unless the Notice of Conversion expressly states that it shall apply to a portion of the Note that is subject to the Mandatory Redemption.

Section 7.         Events of Default.

a)       “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.       any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Trading Days;

ii.       the Company shall fail to observe or perform any other covenant or agreement contained in the Note (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (ix) below), including, but not limited to, a breach of Section 8(l), which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Trading Days after the Company has become or should have become aware of such failure;

iii.       a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

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iv.       any representation or warranty made in this Note or any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.       the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi.       the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii.       the Common Stock shall no longer be eligible for listing or quotation for trading on the OTC Pink operated by OTC Markets Group, Inc. and shall not become eligible to resume listing or quotation for trading thereon or on the OTC Pink operated by OTC Markets Group, Inc. within five (5) Trading Days, or the transfer of shares of Common Stock through the DTC System is no longer available or “chilled” (“DTC Chill”) and the Company has not cured such DTC Chill within thirty (30) Trading Days from receipt of notice that a DTC Chill has occurred;

viii.       the Company shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of fifty percent (50%) of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction;

ix.       the Company shall fail for any reason to deliver certificates representing the Conversion Shares via DWAC to the Holder prior to the second (2nd) Trading Day after a Conversion Date pursuant to Section 4(c), or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of the Note in accordance with the terms hereof;

x.       the Company fails to file the Registration Statement within ninety (90) days of the Closing Date or fails to cause the Registration Statement to become effective within one hundred and fifty (150) days of the Closing Date (the “Effective Date”);

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xi.       the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable) after the Effective Date;

xii.       if the Borrower or any Significant Subsidiary shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties; (ii) admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country; or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

xiii.       if any order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or any Significant Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Borrower or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Borrower or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

xiv.       the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Borrower or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within forty-five (45) days after the date thereof;

xv.       the Company shall fail to maintain a sufficient number of reserved shares pursuant to Section 4(c)(vi) hereof and the Purchase Agreement; or

xvi.       any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days.

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b)       Remedies Upon Event of Default. Subject to the Beneficial Ownership Limitation as set forth in Section 4(d), if any Event of Default occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest and the Make-Whole Amount, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. After the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an additional interest rate equal to the lesser of 1.5% per month (18% per annum) or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Alternatively, at the election of the Holder, the Holder may require the Company to redeem the Note then held by such Holder in amount equal to the Default Redemption Amount. The Mandatory Default Amount or Default Redemption Amount, whether payable in cash or in shares, shall be due and payable or issuable, as the case may be, within five (5) Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the “Default Payment Date”). If the Company fails to pay in full the Mandatory Default Amount or Default Redemption Amount, as applicable, hereunder on the date such amount is due in accordance with this Section 7(b) (whether in cash or shares of Common Stock), the Company will pay interest thereon at a rate equal to the lesser of 1.5% per month (18% per annum) or the maximum rate permitted by applicable law, accruing from such date until the Mandatory Default Amount or Default Redemption Amount, as applicable, plus all such interest thereon, is paid in full.

Section 8.         Miscellaneous.

a)       Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, electronically, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, electronically, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number, email address or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b)       Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued but unpaid interest and the Make-Whole Amount, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued pursuant to the Transaction Documents.

c)       Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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e)       Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f)       Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)       Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

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h)       Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i)       Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j)       Secured Obligation. The obligations of the Company under this Note are secured by all assets of the Company and each Subsidiary pursuant to the Security Agreement, dated as of April 11, 2019 between the Company, the Subsidiaries of the Company and the Secured Parties (as defined therein).

k)       Payment of Legal Fees. All costs of collection associated with the Purchase Agreement and this Note, including up to $25,000 in legal fees and due diligence, shall be paid by the Borrower.

l)       Use of Proceeds. The Company shall use the proceeds from the sale of this Note for the satisfaction of at least $2,600,000 of existing amounts owed to DPW Holdings, Inc. pursuant to various outstanding invoices.

*********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

AVALANCHE INTERNATIONAL, CORP.
By:__________________________________________ Name: Philip Mansour Title: Chief Executive Officer Facsimile No. for delivery of Notices: _______________

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 10% Senior Secured Convertible Promissory Note due April 11, 2020 of Avalanche International, Corp., a Nevada corporation (the “Company”), into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion Information

Date to Effect Conversion:      _____________________________________________________

Outstanding Principal:                    ______________________________________________________________

Outstanding Interest:              _____________________________________________________

Principal Amount of Note to be Converted:     _________________________________________

Interest Amount of Note to be Converted:      _________________________________________

Conversion Price Calculations:

Total Shares of Common Stock to be Issued:

Outstanding Principal After Conversion:        _________________________________________

Outstanding Interest After Conversion:                    ________________________________________________

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DWAC Instructions Broker: DTC#: Account: Account Name:	Physical Delivery Issue to: Address:

Entity Name:

Signatory Name:

Title:

Signature:

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Schedule 2(d)

Amortization Schedule

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